BOK FINANCIAL CORPORATION

                              EXHIBIT 23


                   CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated January 27, 1997, with respect to the consolidated financial statements of BOK Financial Corporation and subsidiaries incorporated by reference in the annual report (Form 10-K) for the year ended December 31, 1996, in the following registration statements:

     Registration  Statement (Form S-8, No. 33-44121)  pertaining to the Reoffer
          Prospectus of the Bank of Oklahoma Master Thrift Plan and Trust Agreement.

     Registration  Statement (Form S-8, No. 33-44122)  pertaining to the Reoffer
          Prospectus of the BOK Financial Corporation 1991 Special Stock Option Plan.

     Registration  Statement (Form S-8, No. 33-55312)  pertaining to the Reoffer
          Prospectus of the BOK Financial Corporation 1992 Stock Option Plan.

     Registration  Statement (Form S-8, No. 33-70102)  pertaining to the Reoffer
          Prospectus of the BOK Financial Corporation 1993 Stock Option Plan.

     Registration  Statement (Form S-8, No. 33-79834)  pertaining to the Reoffer
          Prospectus of the BOK Financial Corporation 1994 Stock Option Plan.

     Registration  Statement (Form S-8, No. 33-79836)  pertaining to the Reoffer
          Prospectus  of  the  BOK  Financial   Corporation   Directors'   Stock
          Compensation Plan.



                                                        /s/  Ernst & Young LLP


 Tulsa, Oklahoma
 March 27, 1997